PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2013

- RAISES 2013 GUIDANCE –

- EBITDA GUIDANCE INCREASED FROM $132-135 MILLION TO $142-146 MILLION, IMPLYING
YEAR OVER YEAR GROWTH OF +20% TO +23%

FIRST QUARTER HIGHLIGHTS:

•	Revenue increased from $235.2 million to $267.0 million, an increase of 13.6%

•	Organic revenue increased 10.1%

•	EBITDA increased from $8.4 million to $30.4 million, an increase of 262.7%

•	EBITDA margin increased 780 basis points from 3.6% to 11.4%, an increase of 217%

•	Free Cash Flow increased $22.0 million from an outflow of ($7.1) million to positive $14.9 million

•	Debt refinancing materially reduces cost of capital and cash interest expense moving forward

NEW YORK, NY (April 25, 2013) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2013.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “We delivered exceptional results once again in the first quarter, building on the momentum from our record-breaking success in 2012.  Organic revenue grew a very impressive 10.1% and EBITDA increased 262.7%, representing a 780 basis point increase in EBITDA margin.  We won $53.1 million of net new business in the first quarter, giving us tremendous visibility into our results for the remainder of the year and once again underscoring that our unique approach to partnering with and fostering the best talent in the industry, who believe that the ultimate measure of success is driving growth and a tangible return on marketing investment for clients is clearly working. As a result of our strong results and our solid new business pipeline, we are increasing our financial guidance for 2013 and now expect revenue growth of between 7% and 9%, revised EBITDA growth of between 20% and 23% and revised Free Cash Flow growth of between 41% and 51%."

Guidance for 2013 is revised as follows:

		Initial	Revised	Implied
	2012	2013	2013	Year over Year
	Actuals	Guidance	Guidance	Change
Revenue	$1.07 billion	$1.125 - $1.150 billion	$1.145 - $1.170 billion	+6.9% to +9.3%
EBITDA	$118.4 million	$132 - $135 million	$142 - $146 million	+19.9% to +23.3%
Free Cash Flow	$49.6 million	$55 - $60 million	$70 - $75 million	+41.1% to +51.2%

EBITDA Margin	11.1%	11.7%	12.4% - 12.5%	+130 to 140 basis points

Consolidated revenue for the first quarter of 2013 was $267.0 million, an increase of 13.6% compared to $235.2 million in the first quarter of 2012. EBITDA for the first quarter of 2013 was $30.4 million, an increase of 262.7% compared to $8.4 million in the first quarter of 2012, as the company realized 780 basis points of EBITDA margin expansion. Loss attributable to MDC Partners in the first quarter was ($43.2) million compared to a loss of ($26.3) million in the first quarter of 2012 as a result of $55.6 million of expenses related to the redemption of Notes in the company’s recent refinancing. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first quarter of 2013 was ($1.33) compared to ($0.84) per share in the same period of 2012. Free cash flow from operations (as defined) was $14.9 million in the first quarter of 2013, compared with an outflow of ($7.1) million in the first quarter of 2012.

David Doft, CFO of MDC Partners, said, “In addition to our outstanding financial performance, during the quarter we put in place a significantly improved capital structure with $775 million of debt capacity.  The blended cost of capital for MDC’s debt is now 5.5%, in aggregate, providing us with approximately $10 million in annual interest cost savings, an enviable cost of capital, and a tremendous amount of flexibility to accelerate our growth. The capital raise speaks volumes about the confidence our debt investors have in our business as well as the stability of our financial profile. As exemplified in our positive revised guidance, we expect this momentum to continue throughout the year."

MDC Partners Announces $0.28 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.28 per share on all of its outstanding Class A shares and Class B shares for the first half of 2013. The dividend will be payable on or about May 24, 2013 to shareholders of record at the close of business on May 10, 2013.

Conference Call

Management will host a conference call on Thursday, April 25, 2013 at 4:30 p.m. (EDT) to discuss results. The conference call will be accessible by dialing 1-412-858-4600 or toll free 1-866-605-3852. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. May 10, 2013, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10027657) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three months ended March 31, 2013 and 2012; and (2) presenting Free Cash Flow for the three months ended March 31, 2013 and 2012. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures. In addition, Net Debt is defined in our credit facility as debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012

Revenue	$267,014	$235,152

Operating Expenses:
Cost of services sold	179,007	176,046
Office and general expenses	68,005	59,868
Depreciation and amortization	9,622	9,988
	256,634	245,902

Operating profit (loss)	10,380	(10,750)

Other Income (Expenses):
Other, net	2,692	(1,023)
Interest expense	(12,428)	(10,996)
Loss on Redemption of Notes	(55,588)	-
Interest income	36	68

Loss from continuing operations before income taxes
and equity in affiliates	(54,908)	(22,701)

Income tax expense (benefit)	(14,250)	1,263

Loss from continuing operations before equity in affiliates	(40,658)	(23,964)
Equity in earnings of non-consolidated affiliates	41	272

Loss from continuing operations	(40,617)	(23,692)
Loss from discontinued operations, net of taxes	(1,557)	(1,092)
Net loss	(42,174)	(24,784)
Net income attributable to the noncontrolling interests	(984)	(1,497)
Net loss attributable to MDC Partners Inc.	$(43,158)	$(26,281)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(1.33)	$(0.84)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.05)	$(0.04)
Loss attributable to MDC Partners Inc.
common shareholders	$(1.38)	$(0.88)

Weighted Average Number of Common Shares:
Basic and Diluted	31,233,893	29,889,932

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$183,844	$83,170	-	$267,014

Operating income (loss) as reported	$22,275	$(1,385)	$(10,510)	$10,380
margin	12.1%	-1.7%		3.9%

Add:
Depreciation and amortization	5,834	3,423	365	9,622
Stock-based compensation	1,141	829	2,531	4,501
Acquisition deal costs	126	95	315	536
Deferred acquisition consideration adjustments to P&L	499	1,797	-	2,296
Profit distributions from affiliates	-	-	3,096	3,096

EBITDA *	$29,875	$4,759	$(4,203)	$30,431
margin	16.3%	5.7%		11.4%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$160,096	$75,056	-	$235,152

Operating income (loss) as reported	$806	$(3,275)	$(8,281)	$(10,750)
margin	0.5%	-4.4%		-4.6%

Add:
Depreciation and amortization	5,097	4,543	348	9,988
Stock-based compensation	1,866	1,691	2,327	5,884
Acquisition deal costs	83	87	570	740
Deferred acquisition consideration adjustments to P&L	2,426	102	-	2,528
Profit distributions from affiliates	-	-	-	-

EBITDA*	$10,278	$3,148	$(5,036)	$8,390
margin	6.4%	4.2%		3.6%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	For the Three Months Ended March 31,
	2013	2012
Cash Flows Provided by (used in) Continuing Operating Activities	$(31,972)	$13,258
Distributions	3,096	-
Interest Expense, Net	11,971	10,369
Changes in Working Capital	47,826	(17,259)
Changes in Non-Current Assets & Liabilities	(1,222)	1,118
Other	732	904

EBITDA	$30,431	$8,390
Net Income Attributable to Noncontrolling Interests	(984)	(1,497)
Capital Expenditures, net (1)	(2,652)	(4,575)
Cash Taxes	(67)	(24)
Cash Interest, net & Other (2)	(11,830)	(9,420)

Free Cash Flow (3)	$14,898	$(7,126)

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.
(2) Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.
(3) Free Cash Flow is a non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$71,360	$60,330
Accounts receivable, net	367,347	326,087
Expenditures billable to clients	59,098	58,842
Other current assets	23,646	16,892
Total Current Assets	521,451	462,151

Fixed assets, net	50,816	52,914
Investment in affiliates	41	-
Goodwill	718,471	720,071
Other intangible assets, net	58,569	63,243
Deferred tax assets	24,458	9,332
Other assets	44,703	37,234
Total Assets	$1,418,509	$1,344,945

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$209,241	$356,847
Accrued and other liabilities	225,689	93,895
Advance billings	144,965	131,908
Current portion of long term debt	1,337	1,858
Current portion of deferred acquisition consideration	106,127	104,325
Total Current Liabilities	687,359	688,833

Long-term debt	550,544	429,845
Long-term portion of deferred acquisition consideration	92,086	92,121
Other liabilities	47,292	47,985
Deferred tax liabilities	53,628	53,018
Total Liabilities	1,430,909	1,311,802

Redeemable Noncontrolling Interests	119,177	117,953

Shareholders' Deficit
Common shares	255,492	253,870
Shares to be issued	424	424
Charges in excess of capital	(77,104)	(72,913)
Accumulated deficit	(359,871)	(316,713)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(8,474)	(7,445)
MDC Partners Inc. Shareholders' Deficit	(189,588)	(142,832)
Noncontrolling Interests	58,011	58,022
Total Deficit	(131,577)	(84,810)

Total Liabilities, Redeemable Noncontrolling
Interests and Deficit	$1,418,509	$1,344,945

SCHEDULE 5

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Three Months Ended March 31,
	2013	2012

Cash flows provided by (used in) continuing operating activities	$(31,972)	$13,258
Discontinued operations	(986)	(739)
Net cash provided by (used in) operating activities	(32,958)	12,519

Net cash provided by (used in) continuing investing activities	(1,014)	33,152
Discontinued operations	(7)	(19)
Net cash provided by (used in) investing activities	(1,021)	33,133

Net cash provided by (used in) continuing financing activities	45,068	(17,718)

Effect of exchange rate changes on cash and cash equivalents	(59)	(73)

Net increase in cash and cash equivalents	$11,030	$27,861